Exhibit 99.2

HARRIS & HARRIS GROUP, INC.

CHANGE IN CONTROL AND SEVERANCE AGREEMENT

This Change in Control and Severance Agreement (the “Agreement”) is made and entered into by and between Alexei A. Andreev (“Employee”) and Harris & Harris Group, Inc., a New York corporation (the “Company”), effective as of [                    ], 2015 (the “Effective Date”).

RECITALS

1. The Company’s Board of Directors (the “Board”) believes that it is in the best interests of the Company and its stockholders (i) to assure that the Company will have the continued dedication and objectivity of Employee, notwithstanding the possibility, threat, or occurrence of a Change in Control and (ii) to provide Employee with an incentive to continue Employee’s employment prior to a Change in Control and to motivate Employee to maximize the value of the Company upon a Change in Control for the benefit of its stockholders.

2. The Board believes that it is imperative to provide Employee with certain severance benefits upon Employee’s termination of employment under a Change in Control. These benefits will provide Employee with enhanced financial security and incentive and encouragement to remain with the Company notwithstanding the possibility of a Change in Control.

3. Certain capitalized terms used in the Agreement are defined in Section 6 below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Term of Agreement. This Agreement will have an initial term of two (2) years commencing on the Effective Date (the “Initial Term”). If a Change in Control occurs when there are fewer than 12 months remaining during the Initial Term, the term of this Agreement will extend automatically through the date that is 12 months following the effective date of the Change in Control. If Employee becomes entitled to benefits under Section 3 during the term of this Agreement, the Agreement will not terminate until all of the obligations of the parties hereto with respect to this Agreement have been satisfied.

2. At-Will Employment. The Company and Employee acknowledge that Employee’s employment is and will continue to be at-will, as defined under applicable law. As an at-will employee, either the Company or the Employee may terminate the employment relationship at any time, with or without Cause.

3. Severance Benefits.

(a)  Termination without Cause in Connection with a Change in Control. If the Company terminates Employee’s employment with the Company without Cause (excluding death or Disability), and such termination occurs during the Change in Control Period, then subject to Section 4, Employee will receive the following:

(i) Accrued Compensation. The Company will pay Employee all expense reimbursements, wages, and other benefits due to Employee under any Company-provided plans, policies, and arrangements.

(ii) Severance Payment. Employee will receive a lump-sum payment (less applicable withholding taxes) equal to twelve (12) months of Employee’s annual base salary as in effect immediately prior to Employee’s termination date. The identification of the portion of payments that are Deferred Payments will be made under Section 4(c)(v). The lump sum amount payable under this Section 3(a)(ii) shall be conditioned on Employee signing a Release as described in Section 4(a) by the Release Deadline, and the lump sum payment will be made no later than 74 days following Employee's termination of employment. In the event of Employee's death before all payments have been made, the remaining payments will be made to Employee's surviving spouse, or if none, Employee's estate.

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(iii) Bonus Payment. Employee will be paid a portion of Employee’s incentive compensation for the fiscal year in which Employee’s employment terminates, pro-rated based on time employed during the fiscal year. If the bonus program is exempt from Code Section 409A, payment of the bonus will be made in a lump sum no later than the first Company payroll following the Release Deadline. If the bonus program is considered non-exempt deferred compensation under Code Section 409A, the bonus will be paid at the time originally scheduled under the bonus program unless action is taken to terminate the bonus program and accelerate payment in a manner permitted under Code Section 409A.

(iv) Accelerated Vesting of Equity Awards. 100% of Employee’s then-outstanding and unvested time-based Equity Awards that do not already contain a provision for accelerated vesting upon a Change in Control will become vested in full. For Equity Awards with vesting based on the achievement of performance criteria, the 50% of Employee’s then-outstanding and unvested performance-based Equity Awards that do not already contain a provision for accelerated vesting upon a Change in Control will vest. The remaining 50% of the Employee’s then-outstanding and unvested performance-based Equity Awards that do not already contain a provision for accelerated vesting upon a Change in Control will vest only if the terms that result in the Change in Control meet the performance criteria that would have triggered such vesting. If the Equity Award is exempt from Code Section 409A and involves a payment (rather than vesting of already-issued equity or of an option), payment of the Equity Award will be made in a lump sum no later than the first Company payroll following the Release Deadline. If the Equity Award is considered non-exempt deferred compensation under Code Section 409A, the Equity Award will be paid at the time originally scheduled under the award unless action is taken to terminate the award and accelerate payment in a manner permitted under Code Section 409A. At the request of the Employee, The Company will purchase or withhold up to 35% of the vested restricted stock in exchange for an amount of cash determined by the fair market value of such restricted stock on the date of the Change in Control that will be paid directly to state and local governments for tax purposes.

(v) Required Delay of Certain Payments. If Employee is a “specified employee” at the time Employee becomes eligible to receive a payment under Section 3(a), and the payment is not exempt from Section 409A of the Code, the portion of the payment that constitutes “deferred compensation” (within the meaning of Code Section 409A) shall be made no earlier than 6 months following Employee's termination date. Determination of whether Employee is a specified employee will be made under Treas. Reg. § 1.409A-1(i) (or any successor thereto). Any payments delayed under this provision shall be paid immediately following the end of the six month period. Upon Employee's death during the 6 month period, any delayed payments will be paid in a lump sum as soon as practicable following Employee's death.

(b) Voluntary Resignation; Termination for Cause. If Employee’s employment with the Company terminates (i) voluntarily by Employee or (ii) for Cause by the Company, then Employee will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

(c) Disability; Death. If the Company terminates Employee’s employment as a result of Employee’s Disability, or Employee’s employment terminates due to Employee’s death, then Employee will not be entitled to receive any other severance or other benefits, except for those (if any) as may then be established under the Company’s then existing written severance and benefits plans and practices or pursuant to other written agreements with the Company.

(d) Exclusive Remedy. In the event of a termination of Employee’s employment as set forth in Section 3(a) of this Agreement, the provisions of Section 3 are intended to be and are exclusive and in lieu of any other rights or remedies to which Employee or the Company otherwise may be entitled, whether at law, tort or contract, in equity, or under this Agreement (other than the payment of accrued but unpaid wages, as required by law, and any unreimbursed reimbursable expenses). Employee will be entitled to no benefits, compensation or other payments or rights upon a termination of employment other than those benefits expressly set forth in Section 3 of this Agreement.

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4. Conditions to Receipt of Severance

(a) Release of Claims Agreement. The receipt of any severance payments or benefits (other than the accrued benefits set forth in Section 3(a)(i)) pursuant to this Agreement is subject to Employee signing and not revoking a release of all claims against the Company and its officers, directors and affiliates in a form determined by the Company (the “Release”). Employee must sign and deliver the signed Release to the Company by the due date set by the Company, which will be no later than 60 days following Employee's termination date. The Company will provide the Release to Employee at least 21 days before the due date for return of the Release. The "Release Deadline" is seven days after the due date set by the Company for return of the Release, or such later date when any right of Employee to revoke the release under applicable law expires. In no event will the Release Deadline be later than 74 days following the date of Employee's termination date. If Employee does not sign and return the Release by the due date set by the Company, Employee will forfeit any right to severance payments or benefits under this Agreement. In no event will severance payments or benefits be paid or provided until the Release actually becomes effective and irrevocable.

(b) Restrictive Covenants. Notwithstanding the terms of any other agreement between the Company and Employee, even if it provides for negation of covenants from Employee to the Company in the event of a Change in Control, in exchange for this Agreement, Employee agrees to adhere to the following covenants during Employee's employment and after termination of employment:

(i) Non-Solicitation. Employee’s receipt of any payments or benefits under Section 3 (other than the accrued benefits set forth in Section 3(a)(i)) will be subject to Employee continuing to comply with the terms of the Non-Solicitation Agreement between the Company and Employee as such agreement may be amended and/or superseded from time to time (the “Non-Solicitation Agreement”) between the Company and Employee dated March 6, 2014.

(ii) Confidentiality. Employee's employment by Company creates a relationship of confidence and trust between Employee and the Company. Employee acknowledges that Company has invested, and continues to invest, substantial time, money and specialized knowledge into developing its resources. Therefore, unless Employee has obtained the Company's advance written consent, and except for authorized use in performance of Employee's duties on behalf of and for the benefit of Company, Employee shall not disclose to any others, or use, at any time, in any way, or anywhere, either during or subsequent to employment with the Company, any trade secret or other Confidential Information (of either technical or non-technical nature) of the Company. This shall not be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order and provided that Employee promptly provides written notice to the Company of any such order. For purposes of this Agreement, (i) "Confidential Information" means information, not generally known in the industry in which the Company is or may be engaged, disclosed to Employee, or known by Employee, as a consequence of or through his employment by the Company, about the Company's business, including but not limited to marketing, ideas, problems, developments, research records, technical data, processes, products, plans for products or service improvement and development, business and strategic plans, financial information, forecasts, and any other information which derives independent economic value, actual or potential, and all other information of a trade secret or confidential nature.

(c) Section 409A.

(i) Notwithstanding anything to the contrary in this Agreement, no severance pay or benefits to be paid or provided to Employee, if any, pursuant to this Agreement that, when considered together with any other severance payments or separation benefits, are considered deferred compensation under Section 409A of the Code, and the final regulations and any guidance promulgated thereunder (“Section 409A”) (together, the “Deferred Payments”) will be paid or otherwise provided until Employee has a “separation from service” within the meaning of Section 409A. Similarly, no severance payable to Employee, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be payable until Employee has a “separation from service” within the meaning of Section 409A.

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(ii) It is intended that the severance payments under this Agreement will not constitute Deferred Payments, but rather will be exempt from Section 409A as a payment that would fall within the “short-term deferral period” as described in Section 4(c)(iv) below or resulting from an involuntary separation from service as described in Section 4(c)(v) below, to the maximum amount permitted under Section 409A.

(iii) Each payment and benefit payable under this Agreement is intended to constitute a separate payment under Section 1.409A-2(b)(2) of the Treasury Regulations.

(iv) Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Payments for purposes of clause (i) above. Severance payments made in the first 74 days following separation from service will be short-term deferrals.

(v) Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit (as defined below) will not constitute Deferred Payments. Specifically, with respect to payments under Section 3(a)(ii), severance payments made after the first 74 days following separation from service and during the six month period following separation from service that are not in excess of the Section 409A Limit will not constitute Deferred Payments. To the extent total severance payments under Section 3(a)(ii) made after 74 days following separation from service will exceed the Section 409A Limit, the first payments scheduled to be made more than six months after separation from service will be considered to be Deferred Payments subject to Code Section 409A up to the amount of such non-exempt Deferred Payments.

(vi) The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and Employee agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition before actual payment to Employee under Section 409A, provided that the Company does not guarantee any tax result.

5. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Employee (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this Section 5, would be subject to the excise tax imposed by Section 4999 of the Code, then Employee’s benefits under Section 3 will be either:

(a) delivered in full, or

(b) reduced to an amount that is $1 less than the maximum amount which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by Employee on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. If a reduction in severance and other benefits constituting “parachute payments” is necessary under (b) above, reduction will occur in the following order: (i) reduction of cash payments that are not Deferred Payments; (ii) cancellation of awards granted “contingent on a change in ownership or control” (within the meaning of Code Section 280G), (iii) cancellation of accelerated vesting of equity awards; (iv) reduction of cash payments that are Deferred Payments beginning with payments to be paid latest in time; (v) reduction of employee benefits. In the event that acceleration of vesting of equity award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of Employee’s equity awards.

Unless the Company and Employee otherwise agree in writing, any determination required under this Section 5 will be made in writing by the Company’s independent public accountants serving immediately prior to a Change in Control or such other person or entity to which the parties mutually agree (the “Firm”), whose determination will be conclusive and binding upon Employee and the Company. For purposes of making the calculations required by this Section 5, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Employee will furnish to the Firm such information and documents as the Firm may reasonably request in order to make a determination under this Section. The Company will bear all costs the Firm may incur in connection with any calculations contemplated by this Section 5.

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6. Definition of Terms. The following terms referred to in this Agreement will have the following meanings:

(a) “Cause” means:

(i) an act of dishonesty made by Employee in connection with Employee’s responsibilities as an employee;

(ii) Employee’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud or embezzlement;

(iii) Employee’s gross misconduct;

(iv) Employee’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Employee owes an obligation of nondisclosure as a result of Employee’s relationship with the Company;

(v) Employee’s willful breach of any obligations under any written agreement or covenant with the Company;

(vi) Employee’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested Employee’s cooperation; or

(vii) Employee’s continued failure to perform Employee’s employment duties after Employee has received a written demand of performance from the Company which specifically sets forth the factual basis for the Company’s belief that Employee has not substantially performed his duties and has failed to cure such non-performance to the Company’s satisfaction within 10 business days after receiving such notice.

(b) “Change in Control” has the meaning ascribed to it in the Company’s 2012 Equity Incentive Plan, provided that the Change in Control meets the definition of a change in ownership, effective control or assets under Treas. Reg. Section 1.409A-3(i)(5).

(c) “Change in Control Period” means the period beginning three months prior to, and ending twelve (12) months following, a Change in Control.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Disability” means that Employee has been unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(f) “Equity Awards” means Employee’s outstanding restricted stock any other Company equity compensation awards that do not already contain an accelerated vesting provision in a Change in Control.

(g) “Section 409A Limit” means two times the lesser of: (i) Employee’s annualized compensation based upon the annual rate of pay paid to Employee during the Employee’s taxable year preceding the Employee’s taxable year of Employee’s termination of employment as determined under, and with such adjustments as are set forth in, Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Employee’s employment is terminated.

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7. Successors and Assigns. This Agreement is binding on and is for the benefit of the Company and its successors and assigns; including but not limited to any successor of the Company, direct or indirect, resulting from purchase, merger, consolidation, or otherwise. The Company must ensure that any asset sale or other transaction in which the Company's obligations under this Agreement are not assumed by the successor as a matter of law is entered into only under terms providing for the successor to assume the Company's obligations under this Agreement. This Agreement is also binding on Employee and shall inure to the benefit of Employee, his personal or legal representatives, successors, heirs and assigns. No interest of Employee, or any right to receive any payment or distribution hereunder, will be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligation or debts, or other claims against, Employee, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings. All of Employee’s rights under this Agreement will at all times be entirely unfunded, and no provision will at any time be made with respect to segregating ay assets of the Company or any affiliate for payment of any amounts due hereunder. Employee will have only the rights of a general unsecured creditor of the Company.

8. Notice.

(a) General. Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when sent electronically, personally delivered, mailed by U.S. registered or certified mail, return receipt requested and postage prepaid, or delivered by a private courier service such as UPS, DHL or Federal Express that has tracking capability. In the case of Employee, notices will be sent to the e-mail address or Employee's home address, in either case which Employee most recently communicated to the Company in writing. In the case of the Company, electronic notices will be sent to the e-mail addresses of the Chief Executive Officer and to the Chief Compliance Officer, and mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the attention of its Chief Executive Officer and the Chief Compliance Officer.

(b) Notice of Termination. Any termination by the Company for Cause will be communicated by a notice of termination to the other party hereto given in accordance with Section 8(a) of this Agreement. Such notice will indicate the specific termination provision in this Agreement relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the termination date (which will be not more than 90 days after the giving of such notice).

9. Resignation. Upon the termination of Employee’s employment for any reason, Employee will be deemed to have resigned from all officer and/or director positions held at the Company and its affiliates voluntarily, without any further required action by Employee, as of the end of Employee’s employment and Employee, at the Board’s request, will execute any documents reasonably necessary to reflect Employee’s resignation.

10. Miscellaneous Provisions.

(a) No Duty to Mitigate. Employee will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any such payment be reduced by any earnings that Employee may receive from any other source.

(b) Waiver. No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c) Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

(d) Entire Agreement. This Agreement, together with the Non-Solicitation Agreement, constitutes the entire agreement of the parties hereto and supersedes in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof, including, but not limited to, any rights to any severance and/or change in control benefits set forth in Employee’s original offer letter and any prior severance agreement. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless it is in a writing that specifically mentions this Agreement and that is signed by Employee and by an authorized officer of the Company (other than Employee).

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(e) Choice of Law; Venue. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of New York (with the exception of its conflict of laws provisions). Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) will be commenced or maintained in any state or federal court located in New York County, provided that before any claim can be brought, the Employee shall follow and exhaust the claims procedures set out on Annex A to this Agreement.

(f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.

(g) Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income, employment and other taxes.

(h) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page to Follow]

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

COMPANY	HARRIS & HARRIS GROUP, INC.

By:

Title:

Date:

EMPLOYEE	By:

Date:

[signature page of the Change in Control and Severance Agreement]

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Annex A

Claims Procedure and ERISA Information

1.	Filing a Claim. If an Employee is denied benefits under the Agreement, he or she may file a written claim for benefits with the Chief Compliance Officer of the Company, who shall serve as the Claims Administrator.

2.	Denial of Claim. If an Employee’s claim for benefits is wholly or partially denied by the Claims Administrator, a written or e-mail notice of such decision shall be furnished by the Claims Administrator to the claimant within 90 days of receipt of the claim (unless special circumstances require an extension of time for processing the claim) and shall set forth:

(a)	The specific reason or reasons for denial;

(b)	A reference to pertinent Plan provisions on which the denial is based;

(c)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the claims review procedure set forth in this Annex;

(d)	The steps the claimant can take to ask for a review of the decision, the deadline for the request, and the claimant's right to bring a civil action if the claim is denied on review.

If notice of denial of the claim is not furnished within a reasonable period of time, the claim shall be deemed denied. If circumstances necessitate an extension of the 90 day period for decision on a claim, the Claims Administrator will notify the claimant before the end of the initial 90-day period of the extension and when a decision is expected.

3.	Claims Review Procedure. If an Employee whose claim has been denied files, within 60 days after its receipt of such denial, a written request for review, setting forth the alleged reasons why his or her claim was improperly denied, the Plan shall fully and fairly review such decision and advise the claimant in writing of its decision and the reasons therefore within 60 days after the Plan Administrator receives such request for review. The claimant may also request in writing reasonable access to or copies of the legal plan text and all other documents, records and other information relevant to the claim for benefits. Such access or copies will be provided upon request and free of charge. The review of a denied claim will take into account all comments, documents, records and other information submitted by the claimant related to the claim, even if that information was submitted after the initial claim denial. In connection with such review, the claimant shall have the right to have representation.

In the event of special circumstances, the time for response may be delayed for an additional period of up to 60 days, but written notice thereof must be given to the claimant within the initial 60 day period of the special circumstances and the date the claimant may expect to receive a decision on appeal. The decision on appeal will contain

(a)	Specific reasons for the denial;

(b)	Specific references to the plan provisions on which the denial is based;

(c)	A statement that the claimant will be provided with, upon reasonable request, reasonable access to, and copies of, all documents, records and other information relevant to the claim; and

(d)	A statement of the claimant’s right to bring a civil action for benefits.

4.	Judicial Review. Decision on a claim on appeal is final and binding on the plan and on the employee unless the court finds that the decision was arbitrary and capricious, based on the record prepared during the plan’s claims review process. The Employer and any person acting in a fiduciary capacity at the direction of the Employer shall have the maximum legal discretion to make decisions concerning the operation and administration of the plan including, but not limited to, the provision or denial of benefits.

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5.	Administrator and Named Fiduciary. The Employer shall serve as named fiduciary and Plan Administrator until its resignation and the appointment of successor. The Plan Administrator shall have authority to control and manage the operation and administration of the plan. The Plan Administrator, however, may delegate or allocate this responsibility to one or more persons or a committee. The Plan Administrator may adopt such rules and regulations and may make such decisions as it deems necessary or desirable for the proper administration of the plan.

6.	Plan Information. Benefit claims and questions regarding the plan and the administration of the Plan should be addressed to: Harris & Harris Group, Inc. 1450 Broadway, 24th Floor, New York, NY 10018, Attn: Chief Compliance Officer. The Company's telephone number is 212-582-0900. The Company is the agent for service of legal process on the Plan. The Company's Employer Identification Number is 13-3119827. The plan number for this Plan is 505.

7.	Administrative Discretion. Specifically, but not by way of limitation, the Administrator shall have the discretion to make findings of fact needed in the administration of the Plan and shall have the discretion to interpret or construe any ambiguous, unclear or implied terms in any fashion it, in its sole discretion, deems appropriate

STATEMENT OF ERISA RIGHTS

As an employee with a severance pay agreement (referred to as a plan in this Annex), you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 ("ERISA"). ERISA provides that all plan participants shall be entitled to:

Receive Information About Your Plan and Benefits

Þ	Examine, without charge, at the Plan Administrator's office and at other specified locations, such as worksites and union halls, all documents governing the Plan, including insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.
Þ	Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.
Þ	Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each Plan Participant with a copy of this summary annual report.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and Beneficiaries. No one, including your Employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.

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Enforce Your Rights

If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan's decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in Federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Your Questions

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration

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